UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 28, 2014
____________________________

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
____________________________

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 28, 2014, the stockholders of Active Power, Inc. (the “Company”) approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 30 million shares to 40 million shares. The Company’s Board of Directors had previously approved such amendment at its meeting held on February 14, 2104. The amendment was filed effective May 28, 2014, and is set forth in Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of stockholders of the Company held on May 28, 2014 (the “Annual Meeting”), the stockholders of the Company elected the following individual as a Class II Director to serve on the Board of Directors until the Company’s 2017 Annual Meeting, or until his successor is duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Mark A. Ascolese	12,192,575	112,638	7,491,307

In addition, the Company’s stockholders voted on the matters set forth below at the Annual Meeting.

1. A non-binding advisory vote to approve the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for	12,104,972
Votes against	182,832
Abstentions	17,409
Broker Non-Votes	7,491,307

2. A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved based upon the following votes:

Votes for	19,685,027
Votes against	22,991
Abstentions	88,502

3. A proposal to declassify the Company’s Board of Directors was not approved based upon the following votes:

Votes for	12,246,230
Votes against	32,987
Abstentions	25,996
Broker Non-Votes	7,491,307

4. A proposal to increase the authorized shares of common stock was approved based upon the following votes:

Votes for	18,489,608
Votes against	1,228,693
Abstentions	78,219

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Active Power, Inc., as filed on May 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: June 2, 2014	By:	/s/ James A. Powers
James A. Powers Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of Restated Certificate of Incorporation of Active Power, Inc., as filed on May 28, 2014